As filed with the Securities and Exchange Commission on August 27, 2002
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             VODAVI TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                                            86-0789350
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                       4717 East Hilton Avenue, Suite 400
                             Phoenix, Arizona 85034
               (Address of Principal Executive Offices)(Zip Code)

               Second Amended and Restated 1994 Stock Option Plan
                            (Full Title of the Plan)

                                GREGORY K. ROEPER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
           4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034
                                 (480) 443-6000
(Name, Address, and Telephone number, Including Area Code, of Agent for Service)

                                   COPIES TO:

                              ROBERT S. KANT, ESQ.
                              SCOTT K. WEISS, ESQ.
                             GREENBERG TRAURIG, LLP
                        2375 E. Camelback Road, Suite 700
                             Phoenix, Arizona 85016
                                 (602) 445-8000


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================

Title of securities to be     Amount to be         Proposed maximum            Proposed maximum            Amount of
        registered           registered (1)    offering price per share    aggregate offering price    registration fee
-------------------------    --------------    ------------------------    ------------------------    ----------------
Common Stock, par value       63,000 Shares            $ 0.99                     $    62,370              $   5.74
$0.001 per share              10,000 Shares            $ 1.21                     $    12,100              $   1.11
                               5,000 Shares            $ 1.30                     $     6,500              $   0.60
                              50,000 Shares            $ 1.35                     $    67,500              $   6.21
                               7,500 Shares            $ 1.40                     $    10,500              $   0.97
                              25,000 Shares            $ 1.57                     $    39,250              $   3.61
                              25,000 Shares            $ 2.70                     $    67,500              $   6.21
                             564,500 Shares            $ 2.42(2)                  $ 1,366,090              $ 125.68
                             --------------                                       -----------              --------
Total ...................    750,000 Shares                                       $ 1,631,810              $ 150.13
=======================================================================================================================

(1) Represents shares issuable under the Second Amended and Restated 1994 Stock Option Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Second Amended and Restated 1994 Stock Option Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Vodavi Technology, Inc.

(2) Calculated for purposes of this offering under Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Vodavi Technology, Inc. on August 21, 2002, as reported on the Nasdaq SmallCap Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Vodavi Technology, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (No. 333-08437) and amendments thereto as filed with the Securities and Exchange Commission.

ITEM 8. EXHIBITS

Exhibit
Number     Exhibit
------     -------

5          Opinion and consent of Greenberg Traurig, LLP
10.49      Second Amended and Restated 1994 Stock Option Plan
             (amended through May 13, 2002)
23.1       Consent of Greenberg Traurig, LLP (included in Exhibit 5)
23.2       Independent Auditors' Consent - Deloitte & Touche LLP
24         Power of Attorney (included on signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on this 23rd day of August, 2002.

                                    VODAVI TECHNOLOGY, INC.

                                    By: /s/ Gregory K. Roeper
                                        ----------------------------------------
                                        Gregory K. Roeper
                                        President, Chief Executive Officer, and
                                        Director (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Gregory K. Roeper and David A. Husband and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                    POSITION                                DATE
---------                                    --------                                ----
/s/ William J. Hinz            Chairman of the Board                            August 23, 2002
--------------------------
William J. Hinz

/s/ Gregory K. Roeper          President, Chief Executive Officer, and          August 23, 2002
--------------------------     Director (Principal Executive Officer)
Gregory K. Roeper

/s/ David A. Husband           Vice President - Finance, Chief Financial        August 23, 2002
--------------------------     Officer, Treasurer, and Secretary
David A. Husband               (Principal Financial and Accounting Officer)

/s/ Jack A. Henry              Director                                         August 23, 2002
--------------------------
Jack A. Henry

/s/ Kyeong-Woo Lee             Director                                         August 23, 2002
--------------------------
Kyeong-Woo Lee

/s/ Stephen A McConnell        Director                                         August 23, 2002
--------------------------
Stephen A McConnell

/s/ Emmett E. Mitchell         Director                                         August 23, 2002
--------------------------
Emmett E. Mitchell

/s/ Frederick M. Pakis         Director                                         August 23, 2002
--------------------------
Frederick M. Pakis